Exhibit 99.1

Packable, a Leading Technology-Led E-Commerce Marketplace Enablement Platform, Announces Merger with Highland Transcend Partners I Corp.

•	Combined company expected to have a pro forma enterprise value of $1.550 billion, with an implied pro forma equity value of $1.909 billion
•
$180 million significantly oversubscribed and upsized PIPE offering and Pre-IPO convertible investment anchored by top tier institutional investors including Fidelity Management & Research Company, Lugard Road Capital and Luxor Capital, Park West Asset Management and Morningside

•	Pharmapacks announces new Holding Company brand name “Packable”
•	Transaction proceeds will be used to continue market leadership and enable opportunities to enhance growth, profitability and geographic and multi-marketplace expansion
•	Company also confirms expansion of world-class leadership team to drive next phase of growth
•	Packable is a leading data-driven platform providing brands with the connections, data insights, and services to enable marketplace sales

NEW YORK – September 9, 2021 – Packable, the holding company for Pharmapacks (or “the Company”), a leading technology-led e-commerce marketplace enablement platform, today announced that the Company has entered into a definitive agreement to merge with Highland Transcend Partners I Corp. (“Highland Transcend”) (NYSE: HTPA), a special purpose acquisition company formed to partner with a disruptive company in the commerce, digital media and services, and enterprise software sector. This transaction will help the Company as it enters its next phase of growth following its recent partnership with lead investor Carlyle (NASDAQ: CG) in November 2020. Upon completion of the transaction, Packable is expected to be listed on NYSE under the new ticker symbol “PKBL.”

Founded in 2010 as Pharmapacks, Packable is a leading multi-marketplace e-commerce enablement platform providing category-leading brands with the connections, data insights, and services needed to enable accelerated online marketplace sales. Packable operates in the third-party (“3P”) space across 7 online marketplaces in North America, including Amazon -- where Pharmapacks is the largest 3P seller in the US by number of reviews -- Walmart, eBay, Target, Kroger, and Google Shopping, among others, and also manages several direct-to-consumer (“DTC”) sites on behalf of brands.

Over the past eleven years, Pharmapacks has established itself as a leader in e-commerce buying, storing, marketing, selling and fulfilling orders, driving strong customer and revenue growth through proprietary software and data, unparalleled expertise and first-class customer service. The Company is well positioned to continue its momentum by deepening relationships with blue-chip companies through organic and inorganic growth, broadening its geographic footprint with new distribution centers, increasing investments in Digitally Native Brands through majority and minority ownership stakes, and strengthening its additional verticals including: Data Science, Marketing & Media Services and “DTC-in-a-box” solutions. To reflect this evolution, the Company will operate under the new holding company name Packable but will continue to operate on marketplaces as Pharmapacks.

“This is an incredibly exciting time for our team, and we are thrilled to partner with Highland Transcend as we plan to enter our next chapter as a public company,” said Packable Co-Founder and CEO Andrew Vagenas. “While we’ve become a market leader in our industry, there is significant runway ahead of us in multiple avenues: from the continued proliferation of online marketplaces and geographic opportunities to our ability to invest in and grow Digitally Native Brands, while providing new data and technology services, as well as marketing options for our brand partners. Given the breadth of opportunity ahead of us, we felt that this was the perfect time to unveil our new Packable branding, which reflects these new avenues for growth.”

“While we believe that third-party marketplaces will contribute more than 40% of all ecommerce revenues by 2025, brands find themselves challenged to manage the complexity of executing across these platforms. Packable has a leading software-driven offering enabling brands to grow their businesses across multiple online marketplaces,” said Ian Friedman, CEO of Highland Transcend. “Andrew and the entire team have built an incredibly strong competitive platform; with approximately 75 million customer transactions to-date, we believe that Packable has one of the largest sets of third-party marketplace transaction data, outside of the marketplaces themselves. This data enables Packable’s competitive pricing, merchandising, and marketing decisions and will allow the company to launch a Software-as-a-Service offerings in the future. We’re excited to support the Packable team as they reach new heights, bringing expanded and improved product offerings to customers.”

Going forward, Packable will continue to serve as a launchpad for young brands across its new verticals. The Company has always supported talented entrepreneurs and founders from differing cultural and geographical backgrounds and is excited to accelerate this work as a public company; setting entrepreneurs up for success and growing brands, creating new employment opportunities across industries.

Leadership Team Update
Packable recently confirmed the expansion of its world-class leadership led by Co-Founder and CEO Andrew Vagenas, to drive its next phase of growth. These new additions to the team bring a wide range of additional professional experience from a variety of backgrounds, including from large CPGs, some of which are existing customers.

Full biographies and experience for the team can be found at Packable’s website, Packable.com. Highlights include the addition of:
•	Adam Rodgers, Chief Growth Officer (Reckitt)
•	Ash Mehra, Chief Information Officer (Mondelēz International, P&G)
•	Andreas Schulmeyer, Chief Financial Officer (Walmart, L Brands, Pepsico)
•	Daniel Bennett, Chief Marketing Officer (WPP)
•	Leanna Bautista, Chief People Officer (Pfizer, Pepsico)
•	Chris Pfeiffer, Chief Operating Officer (Cardinal Health, Pepsico)

Additionally, following consummation of the transaction, Ian Friedman and Dan Nova from Highland Transcend are expected to join Packable’s Board of Directors.

Transaction Overview
The combined company will have a pro forma enterprise value of $1.550 billion, with an implied pro forma equity value of $1.909 billion, assuming a $10.00 per share PIPE price and no shareholder redemptions.

As a result of the transaction, Packable expects to add approximately $434 million in cash on its balance sheet to support the Company’s current market leadership and enable opportunities to enhance growth, profitability and geographic and multi-marketplace expansion assuming no shareholder redemptions. This includes a $180 million significantly oversubscribed PIPE and convertible offering that was upsized due to strong investor interest, anchored by Fidelity Management & Research Company; Lugard Road Capital and Luxor Capital; Park West Asset Management and Morningside.

The combined company will have a pro forma ownership of approximately 71% existing shareholders, 19% SPAC and founder shares and 11% PIPE and convert investors. As part of the transaction, existing Packable shareholders will be eligible to receive up to 12 million additional earnout shares, based on Packable’s future stock performance.

The transaction, which has been approved by the boards of directors of both Packable and Highland Transcend, is expected to close in several months, subject to shareholder approvals, and other customary closing conditions.

Advisors
J.P. Morgan Securities LLC is serving as exclusive financial advisor to Packable, with Cooley LLP acting as legal advisor to Packable.

Goldman Sachs & Co. LLC is serving as exclusive financial advisor to Highland Transcend. Davis Polk & Wardwell LLP is serving as legal advisor to Highland Transcend.

J.P. Morgan Securities LLC and BofA Securities are serving as joint private placement agents to Highland Transcend and Packable for the PIPE offering and pre-IPO convertible investment and Goldman Sachs & Co. LLC is also serving as joint placement agent to Highland Transcend for the PIPE offering.

More information, including an investor presentation, is accessible at the investor section of Packable’s website at Packable.com. Additional information about the proposed transaction, including a copy of the merger agreement and investor presentation, will be provided in a Current Report on Form 8-K that will contain an investor presentation to be filed by Highland Transcend with the Securities and Exchange Commission and available at www.sec.gov. In addition, please see “Additional Information About the Proposed Business
Combination and Where to Find It” below.

About Packable
Packable is a leading e-commerce company with a proprietary technology platform that empowers brands with a complete and cost-effective logistics, fulfilment, data science, digital marketing and sales solution. Founded in 2010, Pharmapacks has a premier team of e-commerce experts and approximately 1000 employees connecting consumers to their favorite brands on online marketplaces such as Amazon, Walmart, Google, eBay, Target, Kroger and Facebook, becoming one of the largest marketplace sellers in North America. Pharmapacks serves as a "launch pad" for emerging brands by giving a select amount of lesser-known brands access to the Pharmapacks' e-commerce platform and consumer base. This enables brands to focus on product research and development, while Pharmapacks focuses on building a connection between the consumer and the brand.

About Highland Transcend Partners I Corp.
Highland Transcend Partners I Corp. is a special purpose acquisition company that was formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Highland Transcend intends to pursue a target in the disruptive commerce, digital media and services, and enterprise software sectors, with a primary focus on North American and European markets. Highland Transcend’s founders include Ian Friedman (Chief Executive Officer and Director), Bob Davis (Executive Chairman), Paul Maeder (Chief Financial Officer) and Dan Nova (Chief Investment Officer).

Forward-Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of financial and performance metrics, projections of market opportunity and market share, expectations and timing related to commercial product launches, potential benefits of the transaction and expectations related to the terms and timing of the transaction. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of Packable’s and Highland Transcend’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Packable and Highland Transcend. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political and legal conditions; the inability of the parties to successfully or timely consummate the proposed business combination, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the proposed business combination or that the approval of the shareholders of Packable or Highland Transcend is not obtained; failure to realize the anticipated benefits of the proposed business combination; risks relating to the uncertainty of the projected financial information with respect to Packable; future global, regional or local economic and market conditions; the development, effects and enforcement of laws and regulations; Packable’s ability to manage future growth; the effects of competition on Packable’s future business; the amount of redemption requests made by Highland Transcend’s public shareholders; the ability of Highland Transcend or the combined company to issue equity or equity-linked securities in connection with the proposed business combination or in the future; the outcome of any potential litigation, government and regulatory proceedings, investigations and inquiries; and those factors discussed in Highland Transcend’s final prospectus that forms a part of Highland Transcend’s Registration Statement on Form S-1 (Reg No. 333-250125), filed with the SEC pursuant to Rule 424(b)(4) on December 4, 2020 (the “Prospectus”) and its Annual Report on Form 10-K for the fiscal year ended December 31, 2020 under the heading “Risk Factors,” and other documents of Highland Transcend filed, or to be filed, with the Securities and Exchange Commission (“SEC”). If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither Highland Transcend nor Packable presently know or that Highland Transcend nor Packable currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Highland Transcend’s or Packable’s expectations, plans or forecasts of future events and views as of the date of this press release. Highland Transcend and Packable anticipate that subsequent events and developments will cause Highland Transcend’s or Packable’s assessments to change. However, while Highland Transcend and Packable may elect to update these forward-looking statements at some point in the future, Highland Transcend and Packable specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing Highland Transcend’s or Packable’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Additional Information About the Proposed Business Combination and Where To Find It

The proposed business combination will be submitted to shareholders of Highland Transcend for their consideration. Highland Transcend intends to file a registration statement on Form S-4 (the “Registration Statement”) with the SEC which will include preliminary and definitive proxy statements to be distributed to Highland Transcend’s shareholders in connection with Highland Transcend’s solicitation for proxies for the vote by Highland Transcend’s shareholders in connection with the proposed business combination and other matters as described in the Registration Statement, as well as the prospectus relating to the offer of the securities to be issued to Packable’s shareholders in connection with the completion of the proposed business combination. After the Registration Statement has been filed and declared effective, Highland Transcend will mail a definitive proxy statement and other relevant documents to its shareholders as of the record date established for voting on the proposed business combination. Highland Transcend 's shareholders and other interested persons are advised to read, once available, the preliminary proxy statement / prospectus and any amendments thereto and, once available, the definitive proxy statement / prospectus, in connection with Highland Transcend's solicitation of proxies for its special meeting of shareholders to be held to approve, among other things, the proposed business combination, because these documents will contain important information about Highland Transcend, Packable and the proposed business combination. Shareholders may also obtain a copy of the definitive proxy statement, once available, as well as other documents filed with the SEC regarding the proposed business combination and other documents filed with the SEC by Highland Transcend, without charge, at the SEC's website located at www.sec.gov or by directing a request to 660 Madison Ave Suite 1600, New York, NY 10065.

INVESTMENT IN ANY SECURITIES DESCRIBED HEREIN HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY OTHER REGULATORY AUTHORITY NOR HAS ANY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Participants in the Solicitation

Highland Transcend, Packable and certain of their respective directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be participants in the solicitations of proxies from Highland Transcend’s shareholders in connection with the proposed business combination. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of Highland Transcend’s shareholders in connection with the proposed business combination will be set forth in Highland Transcend’s proxy statement / prospectus when it is filed with the SEC. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests will be included in the proxy statement / prospectus when they become available. Shareholders, potential investors and other interested persons should read the proxy statement / prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from the sources indicated above.

No Offer or Solicitation

This release relates to the potential financing of a portion of the Proposed Business Combination through a private placement of common stock of Highland Transcend to be issued in connection with the Proposed Business Combination. This release shall not constitute a “solicitation” as defined in Section 14 of the Securities Exchange Act of 1934, as amended.

This release does not constitute an offer, or a solicitation of an offer, to buy or sell any securities, investment or other specific product, or a solicitation of any vote or approval, nor shall there be any sale of securities, investment or other specific product in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Any offering of securities will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and will be offered as a private placement to a limited number of either (a) “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) or (b) institutional “accredited investors” as defined in Rule 501(a)(1), (2), (3) or (7)under the Act. Accordingly, the Securities must continue to be held unless a subsequent disposition is exempt from the registration requirements of the Securities Act. Investors should consult with their counsel as to the applicable requirements for a purchaser to avail itself of any exemption under the Securities Act. The transfer of the Securities may also be subject to conditions set forth in an agreement under which they are to be issued. Investors should be aware that they might be required to bear the final risk of their investment for an indefinite period of time. Neither the Company nor Highland Transcend is making an offer of the Securities in any state where the offer is not permitted.

Contact Information
For inquiries regarding Packable, please contact:
Media
Emily Claffey/Suzanne Byowitz
Sard Verbinnen & Co
Packable-SVC@sardverb.com

Investors
investors@packable.com

For inquiries regarding Highland Transcend Partners, please contact:
info@highlandtranscend.com